UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Flotek Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	90-0023731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
10603 W. Sam Houston Pkwy N., Suite 300
Houston, Texas 77064
(Address of Principal Executive Offices) (Zip Code)

FLOTEK INDUSTRIES, INC.
2014 LONG-TERM INCENTIVE PLAN
AMENDED AND RESTATED
(Full title of the plan)

Robert M. Schmitz
Executive Vice President and Chief Financial Officer
10603 W. Sam Houston Pkwy N., Suite 300
Houston, Texas 77064
(Name and address of agent for service)
(713) 849-9911
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, par value $0.0001 per share	2,500,000 shares	$15.58	$38,950,000	$3,922.27

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of common stock registered herein includes an indeterminate number of additional shares of common stock that may be issued with respect to the securities registered hereunder to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high and low sales prices of the registrant’s common stock on The New York Stock Exchange on August 26, 2016.

EXPLANATORY NOTE
This Registration Statement on Form S-8 relates to the registration of 2,500,000 additional shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of Flotek Industries, Inc. (the “Company” or the “Registrant”) for issuance pursuant to the Flotek Industries, Inc. 2014 Long-Term Incentive Plan, as subsequently amended and restated (the “Plan”), not previously registered, including awards that may be issued after the date of this Registration Statement. The Plan was originally approved by the stockholders of the Company on May 16, 2014 at the Annual Meeting of Stockholders of the Company. On September 15, 2014, the Company filed a Registration Statement on Form S-8 (File No. 333-198757) registering 2,700,000 shares of Common Stock issuable under the Plan (the “Prior Registration Statement”). On April 22, 2016, at the Annual Meeting of Stockholders of the Company, the stockholders approved an amendment and restatement of the Plan which, among other things, increased the number of shares of Common Stock authorized for issuance under the Plan from 2,700,000 shares to 5,200,000 shares.
This Registration Statement relates to additional securities of the same class as those to which the Prior Registration Statement relates, and the Company is filing this Registration Statement to register the Shares pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Prior Registration Statement are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such Prior Registration Statement are modified as set forth herein.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*
The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents filed by us with the SEC are incorporated by reference in this Registration Statement and shall be deemed to be part hereof:

(a)
our annual report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC on January 27, 2016, including the information in our proxy statement that is part of our Schedule 14A filed with the SEC on March 23, 2016 that is incorporated by reference in that annual report on Form 10-K;

(b)	our quarterly reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, as filed with the SEC on May 3, 2016 and July 26, 2016, respectively;

(c)	our current reports on Form 8-K, as filed with the SEC on January 7, 2016, January 28, 2016, April 25, 2016, May 3, 2016, and August 1, 2016; and

(d)
the description of our common stock, par value $0.0001 per share, contained in our Registration Statement on Form 8-A (File No. 001-13270) filed under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as filed with the SEC on December 26, 2007.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.
The exhibits listed on the Exhibit Index to this registration statement are hereby incorporated by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 31, 2016.

FLOTEK INDUSTRIES, INC.

By:	/s/ ROBERT M. SCHMITZ
Robert M. Schmitz
Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Chisholm and Robert M. Schmitz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on August 31, 2016.

Signature	Title	Date

/s/ JOHN W. CHISHOLM	President, Chief Executive Officer, and Chairman of the Board	August 31, 2016
John W. Chisholm	(Principal Executive Officer)

/s/ ROBERT M. SCHMITZ	Chief Financial Officer	August 31, 2016
Robert M. Schmitz	(Principal Financial Officer and Principal Accounting Officer)

/s/ TED D. BROWN	Director	August 31, 2016
Ted D. Brown

/s/ L. MELVIN COOPER	Director	August 31, 2016
L. Melvin Cooper

/s/ CARLA S. HARDY	Director	August 31, 2016
Carla S. Hardy

/s/ KENNETH T. HERN	Director	August 31, 2016
Kenneth T. Hern

/s/ L.V. “BUD” MCGUIRE	Director	August 31, 2016
L.V. “Bud” McGuire

/s/ JOHN S. REILAND	Director	August 31, 2016
John S. Reiland

Exhibit Index

Exhibit Number		Description
4.1		Form of Certificate of Common Stock (incorporated by reference to Appendix E to the Company’s Definitive Proxy Statement filed on September 27, 2001).
4.2		Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q for the quarter ended September 30, 2007).
4.3		Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q for the quarter ended September 30, 2009).
4.4		Amended and Restated Bylaws, dated December 9, 2014 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on December 10, 2014).
4.5
Flotek Industries, Inc. 2014 Long-Term Incentive Plan, Amended and Restated, effective as of March 15, 2016 (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement filed on March 23, 2016).

5.1	*	Opinion of Andrews Kurth LLP regarding legality of the securities being registered by Flotek Industries, Inc.
23.1	*	Consent of Hein & Associates LLP.
23.2	*	Consent of Andrews Kurth LLP (included in Exhibit 5.1).
24.1	*	Powers of Attorney (included on signature page to the registration statement).

*	Filed herewith.